EXHIBIT 4.2


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                          CASEY'S GENERAL STORES, INC.



                                       AND



                                 UMB BANK, N.A.

                                 as Rights Agent





                                FOURTH AMENDMENT

                                       TO

                                RIGHTS AGREEMENT


                         Dated as of September 17, 1999






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                                FOURTH AMENDMENT
                                       TO
                                RIGHTS AGREEMENT


     This Fourth Amendment to Rights Agreement dated as of September 17, 1999 (the "Fourth Amendment") between Casey's General Stores, Inc., an Iowa corporation (the "Company") and UMB Bank, n.a. (formally known as United Missouri Bank of Kansas City, n.a., and United Missouri Bank, n.a.), a national bank organized under the laws of the United States (the "Rights Agent").

     WHEREAS, the Company and the Rights Agent are parties to a Rights Agreement dated as of June 14, 1989, as amended by a First Amendment to Rights Agreement dated as of September 4, 1990, a Second Amendment to Rights Agreement dated as of March 29, 1994, and a Third Amendment to Rights Agreement dated as of May 5, 1999 (together, the "Rights Agreement"), and in accordance therewith, the Board of Directors of the Company has authorized and declared a dividend of one common share purchase right (a "Right") for each Common Share (as defined therein) of the Company outstanding as of the close of business on June 14, 1989 (the "Record Date"), each Right representing the right to purchase one Common Share, upon the terms and subject to the conditions set forth therein, and has further authorized and directed the issuance of one Right with respect to each Common Share that shall become outstanding between the Record Date and the earliest of the Distribution Date, the Redemption Date and the Final Expiration Date (as such terms are defined in the Rights Agreement); and

     WHEREAS, the Company has determined to amend the Rights Agreement in several respects as contained in this Fourth Amendment.

     NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth, the parties hereby agree as follows:

     Section 1. MUTILATED, DESTROYED, LOST OR STOLEN RIGHT CERTIFICATES. The provisions of Section 6 of the Rights Agreement, whereby there are established procedures for the delivery of a new Right Certificate in lieu of a lost, stolen, destroyed or mutilated Right Certificate, are hereby amended by deleting the second unnumbered paragraph of said Section 6 and inserting in lieu thereof the following:





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     Upon receipt by the Rights Agent of evidence  reasonably  satisfactory  to it of the loss, theft, destruction or mutilation of a Right Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and, at the Company's request, reimbursement to the Company and the Rights Agent of all reasonable fees and expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Right Certificate if mutilated, the Company will make and deliver a new Right Certificate of like tenor to the Rights Agent for delivery to the registered holder in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.

     Section 2. CANCELLATION AND DESTRUCTION OF RIGHT CERTIFICATES. The provisions of Section 8 of the Rights Agreement, whereby there are established procedures for the cancellation and destruction of surrendered Right Certificates, are hereby amended by deleting the last sentence of such section and inserting in lieu thereof the following:

     The Rights Agent shall deliver a certificate of cancellation of Right Certificates to the Company, and shall destroy such cancelled Right Certificates in accordance with applicable regulations.

     Section 3. ADDITIONAL DUTIES OF RIGHTS AGENT. The provisions of Section 20 of the Rights Agreement, whereby there are established the terms and conditions upon which the Rights Agent undertakes the duties and obligations imposed by the Rights Agreement, are hereby amended to add the following three new subsections:

     (j) If, with respect to any Right Certificate surrendered to the Rights Agent for exercise or transfer, the certificate contained in the form of assignment or the form of election to purchase set forth on the reverse thereof, as the case may be, has not been completed to certify the holder is not an Acquiring Person (or an Affiliate or Associate thereof), the Rights Agent may take no further action with respect to such requested exercise or transfer until receiving written instructions from the Company.

     (k) The Rights Agent shall have no responsibility to the Company, any holders of Rights or any stockholder for interest or earnings on any monies held by the Rights Agent pursuant to this Agreement.





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     (l) The Rights  Agent  shall not be required to take notice or be deemed to have notice of any event or condition hereunder, including, but not limited to, a Distribution Date, a Redemption Date, any adjustment of the Purchase Price of the Common Shares, the existence of an Acquiring Person or a beneficial owner or any other event or condition that may require action by the Rights Agent, unless the Rights Agent shall be specifically notified in writing of such event or condition by the Company, and all notices or other requirements required by this Agreement to be delivered to the Rights Agent must, in order to be effective, be received at the principal office of the Rights Agent, and in the absence of such notice so delivered, the Rights Agent may conclusively assume no such event or condition exists.

     Section 4. CHANGE OF RIGHTS AGENT. The provisions of Section 21 of the Rights Agreement, whereby the Rights Agent or any successor Rights Agent may resign or be discharged from its duties under the Rights Agreement, are hereby amended by deleting the fourth sentence of said Section 21 and inserting in lieu thereof the following:

     If the Company shall fail to make such appointment within a period of 30 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by a holder of a Right Certificate (who shall, with such notice, submit his Right Certificate for inspection by the Company), then the registered holder of any Right Certificate or the resigning or incapacitated Rights Agent may apply to any court of competent jurisdiction for the appointment of a new Rights Agent.

         Section 5.        NOTICES AND REPLACEMENT OF ADDRESS OF RIGHTS
AGENT.

     (a) The provisions of Section 26 of the Rights Agreement, whereby there are set forth the addresses to be used for sending any notices or demands authorized to be given or made under the Rights Agreement, are hereby amended by deleting the address of the Rights Agent set forth therein, and inserting in lieu thereof the following:

                  UMB Bank, n.a., as Rights Agent
                  P.O. Box 419692
                  Kansas City, MO 64141-6692
                  ATTN: Corporate Trust Department





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     Section  6.  FORM OF  RIGHT  CERTIFICATE.  The  Form of  Right  Certificate
attached as Exhibit A to the Rights Agreement is hereby amended by deleting the sentence immediately following the heading "Signature Guaranteed" in the Form of Assignment included as a part thereof and inserting in lieu thereof the following:

         Signature must be guaranteed by an Eligible Guarantor Institution as defined by SEC Rule 17 Ad-15 (17 CFR 240.17 Ad-15).

     Section 7. EFFECTIVE DATE OF FOURTH AMENDMENT. The amendments provided for herein shall be deemed effective as of September 17, 1999.

         Section 8.        MISCELLANEOUS.

(a) Except as otherwise expressly provided herein, or unless the context otherwise requires, all terms used herein have the meanings assigned to them in the Rights Agreement.

(b) Each party hereto waives any requirement under the Rights Agreement that any additional notice be provided to it pertaining to the matters covered by this Fourth Amendment.

(c) This Fourth Amendment may be executed in any number of counterparts each of which shall be deemed an original, and all such counterparts shall together constitute but one and the same document.

(d) Except as amended herein, all other terms and conditions of the Rights Agreement are in all respects ratified, confirmed and approved.






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     IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to
Rights Agreement to be duly executed and attested, all as of the day and year first above written.

                                               CASEY'S GENERAL STORES, INC.



                                            By:   /s/ Ronald M. Lamb
                                                  -------------------------
                                                  Ronald M. Lamb,
                                                  Chief Executive Officer

ATTEST:



By:      /s/ John G. Harmon
         ----------------------------------
         John G. Harmon, Secretary/Treasurer


(SEAL)

                                                 UMB BANK, n.a., as Rights Agent



                                            By:  /s/ Frank C. Bramwell
                                                 -----------------------
                                            Name:   Frank C. Bramwell
                                            Title:   Senior Vice President

ATTEST:


By:      /s/ Kimberly Green
         -------------------------
Name:    Kimberly Green
Title:   Assistant Vice President and
         Assistant Secretary